Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our report dated December 4, 2007 accompanying the consolidated financial statements and schedule included in the Annual Report of SIFCO Industries, Inc. on Form 10-K for the year ended September 30, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of SIFCO Industries, Inc. on Form S-8 (File No. 333-141225), effective March 12, 2007.
/s/ Grant Thornton LLP
Cleveland, Ohio
December 4, 2007